SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending: 7/31/2007
File number 811-5686
Series No.: 7

72DD   1  Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A                                         $ 14,894
       2  Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B                                          $ 1,223
          Class C                                            $ 546
          Investor Class                                   $ 6,256

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
       1  Dividends from net investment income
          Class A                                        $000.3372
       2  Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B                                        $000.2775
          Class C                                        $000.2770
          Investor Class                                 $000.3480

74U.   1  Number of shares outstanding (000's omitted)
          Class A                                           46,794
       2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
          Class B                                            3,674
          Class C                                            1,872
          Investor Class                                    17,509

74V.   1  Net asset value per share (to nearest cent)
          Class A                                          $7.94
       2 Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B                                            $7.95
          Class C                                            $7.94
          Investor Class                                     $7.95